UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2017 (March 23, 2017)

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of Director

On March 23, 2017, James Nelson was elected as a member of the board of directors (the “Board”) of Global Net Lease, Inc. (the “Company”) to serve as a director effective immediately. In connection with this election as independent director, Mr. Nelson was also appointed to the audit committee of the Board, for which he will act as chair, the conflicts committee of the Board and the nominating and governance committee of the Board. Simultaneously with the appointment of Mr. Nelson, the Board took action to increase the number of directors constituting the entire board to six directors pursuant to the Company’s bylaws. There are no related party transactions involving Mr. Nelson that are reportable under Item 404(a) of Regulation S-K.

Mr. Nelson will participate in the Company’s compensation program for independent directors which is described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission (the “SEC”) on April 29, 2016, except that for the period through the 2017 annual meeting of shareholders, Mr. Nelson will receive as an annual retainer only the prorated portion of the cash portion of the annual retainer and the prorated portion of the cash portion of the compensation as a member of the Board’s committees, in addition to other compensation under policies applicable to the independent directors.

Indemnification Agreement

In connection with the election of Mr. Nelson as a director of the Company, the Company intends to enter into an indemnification agreement (the “Indemnification Agreement”) with him in the same form as the indemnification agreements the Company has entered into with its other directors and officers. Under the Indemnification Agreement, Mr. Nelson will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as a director of the Company as a result of his service, subject to the limitations set forth in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed by the Company as an exhibit to a future filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer and President